As filed with the Securities and Exchange Commission on January 8, 2024
Registration No. 333-273978
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
The Securities Act of 1933
Douglas Elliman Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-2176850
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
4400 Biscayne Boulevard
Miami, Florida 33137
(Address of principal executive offices, including zip code)

Douglas Elliman Inc. 2021 Management Incentive Plan
Douglas Elliman Inc. 2021 Employee Stock Purchase Plan
(Full title of each plan)

J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
4400 Biscayne Boulevard
Miami, Florida 33137
(305)-579-8000
(Name, address, and telephone number of agent for service)

With a copy to:
Alan J. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct the hyperlinks to Exhibits 4.1, 4.2 and 4.3 contained in Item 8 of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 14, 2023 (File No. 333-273978).

Item 8.	Exhibits
Exhibits

4.1	Douglas Elliman Inc. 2021 Management Incentive Plan (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No. 333-261523) filed on December 10, 2021).

4.2
Form of Restricted Stock Award Agreement under Douglas Elliman Inc. 2021 Management Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 28, 2021).

4.3	Douglas Elliman Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File No. 333-261523) filed on December 10, 2021).

5.1*	Opinion of Sullivan & Cromwell LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sullivan & Cromwell LLP.

24.1	Powers of Attorney (included on the signature page of the Company’s Registration Statement on Form S-8 (File 333-273978) filed on August 14, 2023).

107*	Filing Fee Table.

*	Previously filed with the Registration Statement on Form S-8 (File No. 333-273978) filed on August 14, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Senior Vice President, Treasurer and Chief Financial Officer
Dated January 8, 2024

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard M. Lorber	Chairman, President, Chief Executive Officer (Principal Executive Officer)	January 8, 2024
Howard M. Lorber

/s/ J. Bryant Kirkland III	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 8, 2024
J. Bryant Kirkland III

*	Director	January 8, 2024
Ronald J. Kramer

*	Director, Executive Vice President and Chief Operating Officer	January 8, 2024
Richard J. Lampen

*	Director	January 8, 2024
Michael S. Liebowitz

*	Director	January 8, 2024
Lynn Mestel

*	Director	January 8, 2024
Wilson L. White

*	Director	January 8, 2024
Mark D. Zeitchick

*By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Attorney-in-fact